UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2010 (April 14, 2009)

Date of Report (date of Earliest Event Reported)

HUDSON HOLDING CORPORATION

(Exact Name of Company as Specified in its Charter)

DELAWARE	000-15936	20-3766053
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

111 Town Square Place, Suite 1500A

Jersey City, New Jersey 07310

(Address of principal executive offices and zip code)

(201) 216-0100

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Hudson’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Hudson’s actual results to differ from management’s current expectations are contained in Hudson’s filings with the Securities and Exchange Commission. Hudson undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 14, 2010, Hudson Securities, Inc., the wholly-owned broker dealer subsidiary of the Registrant (“Hudson”), entered into a Clearing Agreement (the “Broadcort Agreement”) with Broadcort, a clearing division of Bank of America Merrill Lynch (“Broadcort”) whereby Broadcort agreed to provide certain execution and clearing services, on a fully disclosed basis, to Hudson and its customers. The Broadcort Agreement has an initial term of three years and became effective upon the approval of the Financial Industry Regulatory Authority (“FINRA”) on April 16, 2010 and continues until its termination as provided for therein. The Broadcort Agreement may be terminated by either party upon 90 days prior notice.

Item 1.02	Termination of a Material Definitive Agreement

Hudson, simultaneous with the entry into the Broadcort Agreement, has terminated its Fully Disclosed Clearing Agreement dated as of December 1, 2007 with Ridge Clearing & Outsourcing Solutions, Inc. effective as of April 27, 2010.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUDSON HOLDING CORPORATION

Date: April 20, 2010	/s/ ANTHONY M. SANFILIPPO
Anthony M. Sanfilippo
Chief Executive Officer

3